EXHIBIT 99.2

October 16, 2006

Caterpillar contact:
Rusty L. Dunn
Corporate Public Affairs
(309) 675-4803
Dunn_Rusty_L@cat.com

FOR IMMEDIATE RELEASE

Caterpillar Names New Vice President With Responsibility For Progress Rail Services

PEORIA, Ill. - The Caterpillar Board of Directors has elected William (Billy) P. Ainsworth a vice president of Caterpillar Inc. (NYSE: CAT), effective December 1, 2006. He will continue in his current leadership role at Progress Rail Services, which was acquired by Caterpillar earlier this year.

Ainsworth, 50, is president and chief executive officer of Progress Rail Services, a wholly owned subsidiary of Caterpillar. Progress Rail Services is a leading provider of locomotive, railcar and track services and remanufactured products serving the North American railroad industry. Ainsworth has led the company since its inception in 1993. Progress Rail Services operates more than 90 facilities in the United States, Canada and Mexico.

“We welcome Billy to the Caterpillar family and its executive ranks,” said Caterpillar Chairman and Chief Executive Officer Jim Owens. “Billy is an outstanding leader and has a wealth of experience and knowledge serving the North American railroad industry for almost 25 years. Progress Rail has grown and flourished under his guidance, and we’re confident Billy and his team will continue to grow the business through an expanded array of services and geographic expansion on a global scale.”

Ainsworth, a graduate of Auburn University, lives and works in Albertville, Alabama, where Progress Rail Services is headquartered. He will report to Group President Steve Wunning.

Biographical Information

William (Billy) P. Ainsworth
William (Billy) Ainsworth is president and CEO of Progress Rail Services, a position he’s held since 1993. Progress Rail Services is a leading railroad industry services provider with locations in the U.S., Canada and Mexico and is one of the largest integrated recycling processors of railroad materials in North America.

Ainsworth, 50, graduated from Auburn University in 1978 with a B.S. degree in Marketing. After graduation, he began his career with the Atlanta office of Luria Brothers, a national scrap metal brokerage firm.

In 1979, Ainsworth joined Erman Howell, a national scrap metal brokerage firm, as a regional trader. In 1981, Ainsworth opened the Birmingham office of Amex Steel. As vice president of trading, he was responsible for all trading in the U.S. as well as for acquiring material for export to Mexico.

In 1983, Ainsworth founded Steel Processing Services, serving as its president and CEO. Steel Processing Services eventually grew to become a diversified recycling and railroad services company with offices in nine states. In 1993, Progress Rail Services Corporation purchased the operations of Steel Processing Services, along with two affiliated companies, and retained Ainsworth as president and CEO.

Caterpillar Inc. acquired Progress Rail Services in June of 2006.

About Caterpillar
For more than 80 years, Caterpillar Inc. has been making progress possible and driving positive and sustainable change on every continent. With 2005 sales and revenues of $36.339 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. More information is available at http://www.CAT.com/.

SAFE HARBOR
Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of Caterpillar Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “will” or other similar words and phrases often identify forward-looking statements made on behalf of Caterpillar. It is important to note that actual results of the company may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, changes in economic conditions, currency exchange rates or political stability; market acceptance of the company’s products and services; significant changes in the competitive environment; changes in law, regulations and tax rates; and other general economic, business and financing conditions and factors described in more detail in the company’s filings with the Securities and Exchange Commission, including the quarterly report filed on Form 10-Q with the Securities and Exchange Commission on August 2, 2006. We do not undertake to update our forward-looking statements.